Exhibit 10.56

EXECUTION VERSION

SIXTH AMENDMENT

This Sixth Amendment (the “Sixth Amendment”) amends that certain First Amended and Restated Master Services Agreement and the related First Amended and Restated Transaction Document No. 1, both dated November 1, 2010 and subsequently amended, by and between ServiceMaster Consumer Services Limited Partnership and International Business Machines Corporation.

1.                                      Defined Terms

Unless otherwise defined herein, capitalized terms continue to have the meanings set forth in the Master Agreement or Transaction Document No. 1, as applicable.

2.                                      Effective Date

This amendment shall be effective as of the last date executed by the Parties as shown below.  Except as expressly modified below, the terms and conditions of both the First Amended and Restated Master Services Agreement and its First Amended and Restated Transaction Document No. 1, as subsequently amended, remain in full force and effect.

3.                                      Amendment

As an express deviation from the Master Agreement in accordance with Sections 1.2(d) and 17.2 of the Master Agreement, the Parties hereby agree to amend the Master Agreement and Transaction Document No. 1 as follows:

(a)                               The first sentence of Section 2.2 of the Master Agreement is hereby deleted in its entirety and shall be replaced with the following sentence:

“Customer may request and Service Provider shall provide the Termination Assistance Services in accordance with Section 12.4 for up to thirty-six (36) months for the Application Development and Maintenance Services described in Part E of Schedule B-1 to Transaction Document No. 1 and in Schedule B to Transaction Document No. 2 and for up to twenty-four (24) months for all other Services (the “Termination Assistance Period”), upon Customer’s written notice.”

(b)                               The second sentence of Section 9.1 of the Master Agreement is hereby deleted in its entirety and shall be replaced with the following sentence:

“Customer shall have the right to retain Third Party vendors to perform any service, function, responsibility, activity or task whether or not it is within the scope of the Services or would constitute an Additional Service or New Service, or to perform any such services, functions, responsibilities or tasks (whether all or a part of the Services or the New Services) internally.”

(c)                                Section 12.1(e) of the Master Agreement is hereby deleted in its entirety and shall be replaced with the following:

“For convenience with respect to any part of the Services upon sixty (60) days written notice of the effective date of such termination, by Customer to Service Provider;”

(d)                               The last paragraph of Section 12.1 of the Master Agreement, which is located after Section 12.1(l), is hereby deleted in its entirety and shall be replaced with the following:

“In the event of any termination, Customer’s notice to Service Provider shall specify a termination date no less than sixty (60) days after the date of the notice, and, upon the cessation of the Services, the Charges for the portion of the Services so terminated shall be removed from the “Charges” Schedule to the Transaction Document or adjusted in accordance with the Sixth Amendment and any other terms shall be equitably adjusted to reflect the termination of such portion of the Services.”

(e)                                Section 12.3(a) of the Master Agreement is hereby deleted in its entirety and shall be replaced with the following:

“In the event of a termination of Transaction Document No. 2 pursuant to Sections 12.1(e) or 12.2, Customer shall pay Service Provider the applicable amounts, if any, specified in the “Termination for Convenience” Schedule to Transaction Document No. 2.”

(f)                                 Section 12.5(c) of the Master Agreement is hereby deleted in its entirety and shall be replaced with the following:

“Any time after January 1, 2012, the Customer Group or its designee shall have the right to make offers of employment to any or all Service Provider employees performing Services hereunder or under such Transaction Document.  With the prior consent of each Service Provider employee (each of whom Service Provider will notify of Customer’s interest) and subject to the agreement of Service Provider employee(s), Service Provider agrees to promptly supply Customer with the names of such employees when requested by Customer for the purpose of exercising its rights under this Section 12.5, at no charge.  Subject to applicable Law, Customer’s rights under this Section 12.5 will take precedence over any Service Provider/employee employment contract or covenant that may otherwise limit an employee’s right to accept employment with the Customer Group.”

(g)                                The definitions of the terms in Sections A.54, A.95, A.166, A.176, and A.184 of Schedule A to Transaction Document No. 1 are hereby deleted in their entirety and replaced with the following:

“equals zero.”

(h)                                Section 2.4(a) of Schedule E-1 to Transaction Document No. 1 is hereby deleted in its entirety and shall be replaced with the following:

“(i)                                As of the Effective Date, the Resource Units, Resource Baselines, Dead Bands, ARC/RRC Rates and ARC/RRC Measurement Periods for each of the Towers are as set forth in Schedules E-3 and E-7, as applicable.  The Resource Baselines are monthly amounts for Resource Units that are measured on a monthly basis, unless otherwise agreed.

(ii)                                   Beginning on February 1, 2012, Customer may elect to eliminate its consumption of the Services associated with any Resource Unit at any time; provided, that Customer shall provide Service Provider at least 60 days advance written notice of its intention to do so, which notice shall include Customer’s expected transition schedule for the Services and any Additional Services required of IBM.  In such case: (A) on an individual Resource Unit basis, once Customer’s actual consumption of a Resource Unit is equal to or less than the amount specified in Attachment 1 to the Sixth Amendment in the column headed “50% of Base Volume” for such Resource Unit as of February 1, 2012, then in the following month, the respective Resource Baseline and Base Charge shall each automatically be reduced to the amounts specified in the columns headed “50% of Base Volume” and “50% of Base Fee” for such Resource Unit, respectively and (B) once Customer’s actual Resource Unit consumption for all Resource Units associated with a Tower (as identified in Attachment 1 to the Sixth Amendment) is zero, the remaining Base Charges and Resource Baselines for the Resource Units associated with such Tower shall each automatically be reduced to zero and the Base Charge for “Development/Application Maintenance/PMO Core Team” shall automatically be increased by an amount equal to the amounts specified in Attachment 1 to the Sixth Amendment in the column headed “Fixed Fee Floor” for each such Resource Unit in the applicable Tower.  The Parties will document the transition and elimination of such Services pursuant to appropriate Change Orders.

(iii)                               Beginning on February 1, 2012, Customer may elect to eliminate its consumption of the Application Maintenance Services and the Application Development Services at any time.  In such a case, Customer shall update its rolling 90-day forecasts required in accordance with Schedule E-7 on a monthly basis to reflect Customer’s reduced consumption plan, then in the following month, the respective Resource Baseline shall each automatically be reduced to the amounts specified in such reduced consumption forecast and the Base Charge shall be calculated using such reduced Resource Baseline.

(iv)                                 Once Customer’s actual consumption of the “Development/Application Maintenance/PMO Core Team” is equal to or less than 10,000 hours, then in the following month, the Base Charge for “Development/Application Maintenance/PMO Core Team” shall automatically be reduced by $35,306.  Once Customer’s actual consumption of the “Development/Application Maintenance/PMO Core

Team” is equal to zero, the Base Charge for “Development/Application Maintenance/PMO Core Team” shall automatically be reduced to zero.”

(i)                                   Sections 3.1, 3.2, and 3.3 of Schedule E-1 to Transaction Document No. 1 are hereby deleted in their entirety.

(j)                                  Section 8 of Schedule E-1 to Transaction Document No. 1 is hereby deleted in its entirety and shall be replaced with the following:

“(a)                             In the event Customer gives Service Provider actual written notice of termination of the TruGreen LawnCare Branch LPAR Rapid Recovery Services effective prior to December 31, 2015, then Customer shall pay the fee set forth in Attachment 2 to the Sixth Amendment for the contract month corresponding with the effectiveness of such termination, unless otherwise agreed by the Parties.

(b)                                    In the event Customer gives Service Provider actual written notice of termination for convenience of the ADM Services effective prior to September 30, 2013, then Customer shall pay the fee set forth in Attachment 3 to the Sixth Amendment for the contract month corresponding with the effectiveness of such termination.  Notwithstanding the previous sentence, neither reductions in the ADM Services consumed by Customer that occur as result of the “bid out” process referred to in Schedule F-5-7 nor Customer’s reduction of its ADM Services consumption to zero shall constitute a termination of the ADM Services and no such fee shall be payable in either circumstance.”

(k)                               Schedule E-9 to Transaction Document No. 1 is hereby deleted in its entirety, along with references to such schedule in the tables of schedules contained in Transaction Document No. 1 and Exhibit 2 to the Master Agreement.

(l)                                   Section 2.6(a) of Schedule N to Transaction Document No. 1 is hereby deleted in its entirety and shall be replaced with the following:

“Deliver to Customer or a Successor Service Provider, as in existence as of Customer’s request: (i) the current Policies and Process Interface Manuals,(ii) all applicable documentation regarding processes and procedures used to provide the Services, including all passwords and access codes, and (iii) the original knowledge transfer documentation provided by Customer to Service Provider in 2009;”

[Signatures follow on the next page.]

IN WITNESS WHEREOF, the Parties have caused this Sixth Amendment to be duly executed by their authorized representatives as of the dates set forth below.

ServiceMaster Consumer Services Limited Partnership By ServiceMaster Consumer Services, Inc., its General Partner		International Business Machines Corporation

By:	/s/ Linda Goodspeed	By:	/s/ Eusebio Fomoso
Authorized signature		Authorized signature

Name: Linda Goodspeed		Name: Eusebio Formoso

Title: Senior Vice President, Chief Information Officer		Title: Project Executive

Date: March 27, 2012		Date: March 27, 20112

SIXTH AMENDMENT
ATTACHMENT 1

This is Attachment 1 to the Sixth Amendment dated March 27, 2012 by and between ServiceMaster Consumer Services Limited Partnership and International Business Machines Corporation. Unless otherwise defined herein, capitalized terms have the meanings set forth in the Master Agreement or Transaction Document No. 1, as applicable.

Tower	Area	RU Based	RU Name	Base Fee	Base Volume	ARC / RRC Rate	Fixed Fee	50% of Base Volume	50% of Base Fee	Fixed Fee Floor
Server Support
	Unix	Y	Unix	$17,035	49	$296	$2,555	25	$8,518	$1,278
	Intel/AD	Y	Intel	$283,668	901	$298	$15,333	451	$141,834	$7,667
	AS400	Y	AS400	$90,986	231	$335	$13,648	116	$45,493	$6,824
	DBA	Y	Database Instances	$26,497	96	$193	$7,949	48	$13,248	$3,974
	Citrix Support	N
	Storage	Y	Allocated TBs	$91,380	305	$254	$13,707	153	$45,690	$6,853
	Middleware	N
	CNC/JDE	N
	Groupware (SCCM,SCOM,etc)	N
	Email	Y	Email IDs	$21,403	14,223	$1	$2,140	7,112	$10,701	$1,070
	Blackberry	Y	Blackberry IDs	$3,754	915	$4	$375	458	$1,877	$188
Data Center Operations
	Server Operations & Backups	N
	Monitoring Software (Ops)	N
	Job Monitoring (Production Control)	N
End User Support				$(25,893)	N/A	N/A	$(25,893)			$(34,940)
	Service Desk	Y	PCs & Thin Clients	$275,480	18,630	$13	$27,548	9,315	$137,740	$13,774
	Desk Side Support (PCs,Thins, MFPs)	Y	PCs,Thin Clients, & MFPs	$171,867	23,148	Various	$22,606	11,574	$85,933	$11,303
	Remote Support (CTS)	N
	IMAC Coordination	N
	IMACs	Y	IMACs	$30,910	300	$88	$4,637	150	$15,455	$2,318
Cross Functional / Other
	Problem & Change Mgt	N
	Asset Mgt	Y	Asset Management	$338	N/A	N/A	$338	N/A	$169	$169
	Security	N
	Disaster Recovery	N
	Order Procurement	N
	Remedy Support	N
	SLA reporting	N
	Performance & Capacity	N
	ID Administration	N	ID Administration	$4,598	N/A	N/A	$4,598	N/A	$2,299	$2,299
	Project Mgt	Y	Infrastructure Project Hours	$141,287	1,494	$85	$14,939	$747	$70,644	$7,470
Network & Telecom
	IMAC’s	Y	Hard IMACs	$—	—	N/A		—	$—	$—
	Network & Telecom Operations	Y	Routers, Switches, WAP	$69,511	801	Various	$18,253	400	$34,755	$9,127
	Network Engineering	Y	Routers, Switches, WAP	$69,511	801	Various	$18,253		$34,755	$9,127
	Firewalls,VPN, AP’s & DNS	Y	WAN Devices	$5,265	53	$77	$1,178	27	$2,632	$589
	Telecommunications Administration	N
	Premise Voice Systems (Cisco & Avaya)	Y	ACD Agents, Voicemail Boxes, PBX Ports, IP Telephony Ports	$143,575	25,701	Various	$43,042	12,851	$71,787	$21,521
	Telecom Expense Management (TEM)	N	Telecom Expense Management	$53,970	N/A	N/A	$53,970	N/A	N/A	N/A
	Audio and Video Conferencing	N
	Circuit and Transport Technology	N
	Branch Support / Dispatch	N
			Totals	$1,475,140			$239,177		$723,531	$70,611

Subtotals by Tower

Server Support	$534,722	$55,708	$267,361	$27,854
Data Center Operations	$—	$—	$—	$—
End User Support	$452,364	$28,897	$239,128	$(7,544)
Cross Functional	$146,223	$19,875	$73,112	$9,938
Network & Telecom	$341,831	$134,697	$143,931	$(40,363)
Totals	$1,475,140	$239,177	$723,531	$70,611

SIXTH AMENDMENT
ATTACHMENT 2 - DR TERMINATION FEE

This is Attachment 2 to the Sixth Amendment dated March 27, 2012 by and between ServiceMaster Consumer Services Limited Partnership and International Business Machines Corporation. Unless otherwise defined herein, capitalized terms have the meanings set forth in the Master Agreement or Transaction Document No. 1, as applicable.

		TruGreen LawnCare Branch LPAR Rapid Recovery Termination Fee			TruGreen LawnCare Branch LPAR Rapid Recovery Termination Fee
Jan-12	Month 37	$767,621	Jan-14	Month 61	$389,363
Feb-12	Month 38	$752,042	Feb-14	Month 62	$373,385
Mar-12	Month 39	$736,448	Mar-14	Month 63	$357,387
Apr-12	Month 40	$720,840	Apr-14	Month 64	$341,369
May-12	Month 41	$705,218	May-14	Month 65	$325,331
Jun-12	Month 42	$689,580	Jun-14	Month 66	$309,273
Jul-12	Month 43	$673,927	Jul-14	Month 67	$293,195
Aug-12	Month 44	$658,259	Aug-14	Month 68	$277,096
Sep-12	Month 45	$642,575	Sep-14	Month 69	$260,977
Oct-12	Month 46	$626,876	Oct-14	Month 70	$244,836
Nov-12	Month 47	$611,161	Nov-14	Month 71	$228,674
Dec-12	Month 48	$595,429	Dec-14	Month 72	$212,490
Jan-13	Month 49	$579,682	Jan-15	Month 73	$196,284
Feb-13	Month 50	$563,918	Feb-15	Month 74	$180,056
Mar-13	Month 51	$548,137	Mar-15	Month 75	$163,806
Apr-13	Month 52	$532,339	Apr-15	Month 76	$147,532
May-13	Month 53	$516,524	May-15	Month 77	$131,236
Jun-13	Month 54	$500,692	Jun-15	Month 78	$114,916
Jul-13	Month 55	$484,842	Jul-15	Month 79	$98,573
Aug-13	Month 56	$468,975	Aug-15	Month 80	$82,206
Sep-13	Month 57	$453,090	Sep-15	Month 81	$65,814
Oct-13	Month 58	$437,186	Oct-15	Month 82	$49,398
Nov-13	Month 59	$421,264	Nov-15	Month 83	$32,958
Dec-13	Month 60	$405,323	Dec-15	Month 84	$16,491

SIXTH AMENDMENT

ATTACHMENT 3 - ADM TERMINATION FEE

This is Attachment 3 to the Sixth Amendment dated March 27, 2012 by and between ServiceMaster Consumer Services Limited Partnership and International Business Machines Corporation. Unless otherwise defined herein, capitalized terms have the meanings set forth in the Master Agreement or Transaction Document No. 1, as applicable.

		ADM Termination Fee
Mar-12	Month 39	$1,196,690
Apr-12	Month 40	$1,176,029
May-12	Month 41	$1,155,368
Jun-12	Month 42	$1,134,707
Jul-12	Month 43	$1,114,046
Aug-12	Month 44	$1,093,385
Sep-12	Month 45	$1,072,724
Oct-12	Month 46	$1,052,063
Nov-12	Month 47	$1,031,402
Dec-12	Month 48	$1,010,741
Jan-13	Month 49	$990,081
Feb-13	Month 50	$966,321
Mar-13	Month 51	$942,560
Apr-13	Month 52	$918,800
May-13	Month 53	$895,040
Jun-13	Month 54	$871,280
Jul-13	Month 55	$847,520
Aug-13	Month 56	$823,760
Sep-13	Month 57	$800,000
thereafter		$0.0